As filed with the Securities and Exchange Commission on March 27, 1998
                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              EXPRESS SCRIPTS, INC.

             (Exact name of registrant as specified in its charter)
         DELAWARE                                     43-1420563
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification No.)
                              14000 RIVERPORT DRIVE
                        MARYLAND HEIGHTS, MISSOURI 63043
                          (Address, including zip code,
                  of registrant's principal executive offices)

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 BARRETT A. TOAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              EXPRESS SCRIPTS, INC.
                              14000 RIVERPORT DRIVE
                        MARYLAND HEIGHTS, MISSOURI 63043
                                 (314) 770-1666
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
          Title of
         Securities                     Amount                 Proposed               Proposed              Amount of
            to be                       to be                   Maximum                Maximum             Registration
         Registered                   Registered            Offering Price            Aggregate               Fee(1)
                                                             Per Option(1)        Offering Price(1)
-----------------------------------------------------------------------------------------------------------------------
Options to acquire
    shares of
Class A Common Stock                11,950 Options             $82.5625              $986,621.88             $298.98
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the average high and low reported market prices of the Registrant's Class A Common Stock on March 23, 1998.

This Registration Statement also covers such additional options as may be issuable pursuant to antidilution provisions.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The  following   documents  are   incorporated   by  reference   into  this
Registration Statement:

     (a) Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) Current Report on Form 8-K dated February 23, 1998, and filed February 24, 1998; Current Report on Form 8-K dated February 27, 1998, and filed March 2, 1998; and Current Report on Form 8-K dated March 16, 1998, and filed March 26, 1998.

     (c) The description of the Class A Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A filed May 12, 1992, including any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Each option to be offered entitles the recipient, upon satisfaction of the requirements of the Company's 1994 Stock Option Plan (the "Plan") and the recipient's Stock Option Agreement with the Company, to acquire one share of the Company's Class A Common Stock, par value $.01 per share. The Class A Common Stock is registered under Section 12(g) of the 1934 Act. The shares of Class A Common Stock to be issued upon the exercise of the options registered hereunder have previously been registered on Form S-8 under the Securities Act of 1933, Registration No. 333-27983. When granted, the options may have a term not to exceed ten years and an exercise price equal to the fair market value of the underlying share of Class A Common Stock on the date of the grant. None of the 11,950 options to be registered hereunder will be outstanding on the date this Registration Statement becomes effective. The exercise price of the options may be adjusted to prevent dilution or enlargement of the benefits granted to, or available for, recipients of options upon any subdivision, consolidation, recapitalization, reclassification, stock splits, and other similar events. The terms of the Plan and the options to be registered hereunder are more fully set forth in the Offering Circular that constitutes the Prospectus for this Registration Statement on Form S-8.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Thomas M. Boudreau, Esq., whose opinion is contained in Exhibit 5.1, owned as of March 27, 1998, no shares of the Class A Common Stock and options to purchase 51,300 shares of Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company provides for the elimination of the liability of directors to the extent permitted by Section 102(b)(7) of the Delaware Law.

     Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Seven of the Company's Certificate of Incorporation entitles officers and directors of the Company to indemnification to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time.

     Article Eight of the Company's Certificate of Incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director
(i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law (involving certain unlawful dividends or stock repurchases) or
(iv) for any transaction from which such director derived an improper personal benefit.

     Reference is made to the Certificate of Incorporation of the Company, filed as Exhibit 4.1 hereto.

     New York Life Insurance Company ("New York Life") maintains Directors and Officers/Corporate Reimbursement ("D&O") insurance covering directors and officers of New York Life and its subsidiaries and certain other entities including the Company, for certain expenses and liabilities of such directors and officers while acting in their capacity as such. Such D&O insurance also covers directors and officers of the Company while New York Life, directly or indirectly, maintains voting control of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) o the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, State of Missouri, on March 26, 1998.


                                      EXPRESS SCRIPTS, INC.



                                       By:/s/ Barrett A. Toan
                                          Barrett A. Toan, President
                                          and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Barrett A. Toan, George Paz, and Thomas M. Boudreau and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      NAME                        TITLE                              DATE


/s/ Barrett A. Toan          President, Chief Executive          March 25, 1998
Barrett A. Toan              Officer and Director


/s/ George Paz               Senior Vice President and Chief     March 25, 1998
George Paz                   Financial Officer
                             (Principal Financial Officer)


/s/ Joseph W. Plum           Vice President and Chief            March 25, 1998
Joseph W. Plum               Accounting Officer
                             (Principal Accounting Officer)

                             Director                            March __, 1998
Howard I. Atkins

/s/ Judith E. Campbell       Director                            March 25, 1998
Judith E. Campbell

/s/ Richard M. Kernan, Jr.   Director                            March 25, 1998
Richard M. Kernan, Jr.

/s/ Richard A. Norling       Director                            March 25, 1998
Richard A. Norling

/s/ Frederick J. Sievert     Director                            March 25, 1998
Frederick J. Sievert

/s/ Stephen N. Steinig       Director                            March 25, 1998
Stephen N. Steinig

/s/ Seymour Sternberg        Director                            March 25, 1998
Seymour Sternberg

                             Director                            March __, 1998
Howard L. Waltman

/s/ Norman Zachary           Director                            March 25, 1998
Norman Zachary

                              EXPRESS SCRIPTS, INC.

                                  EXHIBIT INDEX

Exhibit
NUMBER                                                         DESCRIPTION
4.1 Express Scripts, Inc. Amended and Restated 1994 Stock Option Plan, as amended by the Second Amendment thereto
5.1       Opinion  of  Thomas  M. Boudreau, Esq., Senior  Vice   President  of
          Administration, General Counsel and Corporate Secretary of the Company
23.1      Consent of Price Waterhouse LLP
23.2      Consent of Counsel to Express Scripts, Inc. (included in Exhibit 5.1)
24.1      Power of Attorney (included in Signature Page)